EXHIBIT 10(ag)

                       PURCHASE AND ASSUMPTION AGREEMENT


                                      AMONG

                     FEDERAL DEPOSIT INSURANCE CORPORATION,
                           RECEIVER OF RELIANCE BANK,
                             WHITE PLAINS, NEW YORK

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                                       and

                                UNION STATE BANK,
                                NANUET, NEW YORK

                                   DATED AS OF

                                 MARCH 19, 2004


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                                    TABLE OF CONTENTS

ARTICLE I            DEFINITIONS

ARTICLE II           ASSUMPTION OF LIABILITIES. ...............................8

    2.1              Liabilities Assumed by Assuming Bank .....................8
    2.2              Interest on Deposit Liabilities .........................10
    2.3              Unclaimed Deposits ......................................10
    2.4              Employee Benefit Plans ..................................10

ARTICLE III          PURCHASE OF ASSETS ......................................10

    3.1              Assets Purchased by Assuming Bank .......................10
    3.2              Asset Purchase Price ....................................12
    3.3              Manner of Conveyance; Limited Warranty;
                         Nonrecourse; Etc ....................................12
    3.4              Puts of Assets to the Receiver ..........................12
    3.5              Assets Not Purchased by Assuming Bank. ..................15
    3.6              Assets Essential to Receiver ............................16

ARTICLE IV           ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS ............17

    4.1              Continuation of Banking Business ........................17
    4.2              Agreement with Respect to Credit Card Business ..........17
    4.3              Agreement with Respect to Safe Deposit Business .........17
    4.4              Agreement with Respect to Safekeeping Business ..........17
    4.5              Agreement with Respect to Trust Business ................18
    4.6              Agreement with Respect to Bank Premises .................18
    4.7              Agreement with Respect to Leased Data
                         Processing Equipment ................................21
                     Agreement with Respect to Certain
                         Existing Agreements .................................22
    4.9              Informational Tax Reporting .............................22
    4.10             Insurance ...............................................23
    4.11             Office Space for Receiver and Corporation ...............23
    4.12             Agreement with Respect to Continuation of
                         Group Health Plan Coverage for
                         Former Employees of the Failed Bank .................23
                     Agreement with Respect to Interim Asset Servicing .......24

ARTICLE V            DUTIES WITH RESPECT TO DEPOSITORS
                     OF THE FAILED BANK ......................................24

    5.1              Payment of Checks, Drafts and Orders ....................24

P & A 991022                                                      Reliance Bank,
                                                                White Plains, NY


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    5.2              Certain Agreements Related to Deposits ..................24
    5.3              Notice to Depositors ....................................24

ARTICLE VI           RECORDS .................................................25

    6.1              Transfer of Records .....................................25
    6.2              Delivery of Assigned Records ............................26
    6.3              Preservation of Records .................................26
    6.4              Access to Records; Copies ...............................26

ARTICLE VII          BID; INITIAL PAYMENT ....................................26

ARTICLE VIII         ADJUSTMENTS .............................................27

    8.1              Pro Forma Statement .....................................27
    8.2              Correction of Errors and Omissions; Other Liabilities
    8.3              Payments ................................................28
    8.4              Interest ................................................28
    8.5              Subsequent Adjustments ..................................28

ARTICLE IX           CONTINUING COOPERATION ..................................28

    9.1              General Matters .........................................28
    9.2              Additional Title Documents ..............................28
    9.3              Claims and Suits ........................................29
    9.4              Payment of Deposits .....................................29
    9.5              Withheld Payments .......................................29
    9.6              Proceedings with Respect to Certain Assets
                         and Liabilities .....................................30
    9.7              Information .............................................30

ARTICLE X            CONDITION PRECEDENT .....................................31

ARTICLE XI           REPRESENTATIONS AND WARRANTIES OF THE
                     ASSUMING BANK ...........................................31

ARTICLE XII          INDEMNIFICATION .........................................32

    12.1             Indemnification of Indemnitees ..........................32
    12.2             Conditions Precedent to Indemnification .................35
    12.3             No Additional Warranty ..................................36
    12.4             Indemnification of Corporation and Receiver .............36
    12.5             Obligations Supplemental ................................36
    12.6             Criminal Claims .........................................36
    12.7             Limited Guaranty of the Corporation .....................37
    12.8             Subrogation .............................................37

P & A 991022                          ii                          Reliance Bank,
                                                                White Plains, NY


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ARTICLE XIII         MISCELLANEOUS ...........................................37

    13.1             Entire Agreement ........................................37
    13.2             Headings ................................................37
    13.3             Counterparts ............................................37
    13.4             Governing Law ...........................................37
    13.5             Successors ..............................................38
    13.6             Modification; Assignment ................................38
    13.7             Notice ..................................................38
    13.8             Manner of Payment .......................................39
    13.9             Costs, Fees and Expenses ................................39
    13.10            Waiver ..................................................39
    13.11            Severability ............................................39
    13.12            Term of Agreement .......................................39
    13.13            Survival of Covenants, Etc. .............................40

SCHEDULES

   2.1               Certain Liabilities Assumed .............................42
   3.1               Certain Assets Purchased ................................43
   3.1(e)            Loans Fully Secured by Assumed Deposits .................44
   3.1(i)            Acquired Subsidiaries ...................................45
   3.2               Purchase Price of Assets or assets ......................46
   3.5(k)            Securities Not Purchased ................................48

EXHIBITS

   4.13              Interim Asset Servicing Arrangement .....................49


P & A 991022                          iii                         Reliance Bank,
                                                                White Plains, NY


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                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------


      THIS AGREEMENT, made and entered into as of MARCH 19, 2004, by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER of RELIANCE BANK, WHITE PLAINS, NEW YORK (the "Receiver"), UNION STATE BANK, NANUET, NEW YORK, organized under the laws of the State of New York, and having its principal place of business in Nanuet, New York (the "Assuming Bank"), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the "Corporation").

                                   WITNESSETH:

         WHEREAS, on Bank Closing Date, the Chartering Authority closed Reliance Bank (the "Failed Bank") pursuant to applicable law and the Corporation was appointed Receiver thereof; and

         WHEREAS, the Assuming Bank desires to purchase certain assets and assume certain deposit and other liabilities of the Failed Bank on the terms and conditions set forth in this Agreement; and

         WHEREAS, pursuant to 12 U.S.C. Section 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Bank to facilitate the transactions contemplated by this Agreement, which assistance may include indemnification pursuant to Article XII; and

         WHEREAS, the Board of Directors of the Corporation (the "Board") has determined to provide assistance to the Assuming Bank on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Board has determined pursuant to 12 U.S.C. Section 1823(c)(4)(A) that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank and is the least costly to the deposit insurance fund of all possible methods for meeting such obligation.

         NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the meanings set forth in this Article I, or elsewhere in this Agreement. As used herein, words imparting the singular include the plural and vice versa.

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         "ACCOUNTING RECORDS" means the general ledger and subsidiary ledgers and supporting schedules which support the general ledger balances.

         "ACQUIRED SUBSIDIARIES" has the meaning provided in Section 3.1.

         "ADVERSELY CLASSIFIED" means, with respect to any Loan or security, a Loan or security which, as of the date of the Information Package, has been designated in the most recent report of examination as "Substandard," "Doubtful" or "Loss" by the Failed Bank's appropriate Federal or State Chartering Authority or regulator.

         "AFFILIATE" of any Person means any director, officer, or employee of that Person and any other Person (i) who is directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term "affiliate" is defined in
Section 2 of the Bank Holding Company Act of 1956, as amended, 12 U.S.C. Section 1841.

         "AGREEMENT" means this Purchase and Assumption Agreement by and among the Assuming Bank, the Corporation and the Receiver, as amended or otherwise modified from time to time.

         "ASSETS" means all assets of the Failed Bank purchased pursuant to
Section 3.1. Assets owned by Subsidiaries of the Failed Bank are not "Assets" within the meaning of this definition.

         "ASSUMED DEPOSITS" means Deposits (EXCLUDING, HOWEVER, BROKERED DEPOSITS, AS DEFINED BY 12 USC 1831f).

         "BANK CLOSING DATE" means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution.

         "BANK PREMISES" means the banking houses, drive-in banking facilities, and teller facilities (staffed or automated) together with appurtenant parking, storage and service facilities and structures connecting remote facilities to banking houses, and land on which the foregoing are located, that are owned or leased by the Failed Bank and that are occupied by the Failed Bank as of Bank Closing Date.

         "BID AMOUNT" has the meaning provided in Article VII.

         "BOOK VALUE" means, with respect to any Asset and any Liability Assumed, the dollar amount thereof stated on the Accounting Records of the Failed Bank. The Book Value of any item shall be determined as of Bank Closing Date after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits, and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary. The Book Value of an Acquired Subsidiary shall be determined from the investment in subsidiary and related accounts on the "bank only" (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting. Without limiting the generality of the foregoing, (i) the Book Value

P & A 991022                          2                           Reliance Bank,
                                                                White Plains, NY

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of a Liability Assumed shall include all accrued and unpaid interest thereon as of Bank Closing Date, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the "rule of 78s" or add-on-interest loans, as applicable), if any, as of Bank Closing Date, adjustments for the portion of earned or unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of Bank Closing Date, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes. The Book Value of an Asset shall not include any adjustment for loan premiums, discounts or any related deferred income or fees, or general or specific reserves on the Accounting Records of the Failed Bank.

         "BUSINESS DAY" means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed.

         "CHARTERING AUTHORITY" means (i) with respect to a national bank, the Office of the Comptroller of the Currency, (ii) with respect to a Federal savings association or savings bank, the Office of Thrift Supervision, (iii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iv) the Corporation in accordance with 12 U.S.C. Section 1821(c), with regard to self appointment, or
(v) the appropriate Federal banking agency in accordance with 12 U.S.C. 1821(c)(9).

         "COMMITMENT" means the unfunded portion of a line of credit or other commitment reflected on the books and records of the Failed Bank to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of Bank Closing Date, other than extensions of credit pursuant to the credit card business and overdraft protection plans of the Failed Bank, if any.

         "CREDIT DOCUMENTS" mean the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker's acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges, subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing.

         "DATA PROCESSING LEASE" means any lease or licensing agreement, binding on the Failed Bank as of Bank Closing Date, the subject of which is data processing equipment or computer hardware or software used in connection with data processing activities. A lease or licensing agreement for computer software used in connection with data processing activities shall constitute a Data Processing Lease regardless of whether such lease or licensing agreement also covers data processing equipment.

P & A 991022                          3                           Reliance Bank,
                                                                White Plains, NY


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         "DEPOSIT" means a deposit as defined in 12 U.S.C. Section 1813(1), including, without limitation, outstanding cashier's checks and other official checks and all uncollected items included in the depositors' balances and credited on the books and records of the Failed Bank; provided, that the term "Deposit" shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (i) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer of the Failed Bank, whether or not the amount of the liability is or can be determined as of Bank Closing Date.

         "FAILED BANK ADVANCES" means the total sums paid by the Failed Bank to
(i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance, and (iii) pay credit life insurance, accident and health insurance, and vendor's single interest insurance.

         "FAIR MARKET VALUE" means (i)(a) "Market Value" as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.F.R. ss. 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

         (1) Buyer and seller are typically motivated;

         (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

         (3) A reasonable time is allowed for exposure in the open market;

         (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

         (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale;

as determined as of Bank Closing Date by an appraiser mutually acceptable to the Receiver and the Assuming Bank; any costs and fees associated with such determination shall be shared equally by the Receiver and the Assuming Bank, and
(b) which, with respect to Bank Premises (to the extent, if any, that Bank Premises are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after Bank Closing Date by an appraiser selected by the Receiver and the Assuming Bank within seven (7) days after Bank Closing Date; or (ii) with respect to property other than Bank Premises purchased utilizing this valuation method, the price therefor as established by the Receiver and agreed to by the Assuming Bank, or in the absence of such agreement, as determined in accordance with clause (i)(a) above.

         "FIXTURES" means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises and which were acquired, added, built,

P & A 991022                          4                           Reliance Bank,
                                                                White Plains, NY


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installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of Bank Closing Date.

         "FURNITURE AND EQUIPMENT" means the furniture and equipment (other than Safe Deposit Boxes, artwork, motor vehicles and leased data processing equipment, including hardware and software), leased or owned by the Failed Bank and reflected on the books of the Failed Bank as of Bank Closing Date, including without limitation automated teller machines, carpeting, furniture, office machinery (including personal computers), shelving, office supplies, telephone, surveillance and security systems.

         "INDEMNITEES" means, except as provided in paragraph (k) of Section 12.1, (i) the Assuming Bank, (ii) the Subsidiaries and Affiliates of the Assuming Bank other than any Subsidiaries or Affiliates of the Failed Bank that are or become Subsidiaries or Affiliates of the Assuming Bank, and (iii) the directors, officers, employees and agents of the Assuming Bank and its Subsidiaries and Affiliates who are not also present or former directors, officers, employees or agents of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank.

         "INFORMATION PACKAGE" means the compilation of financial and other data with respect to the Failed Bank entitled "Information Package" dated as of January 31, 2004, and any amendments or supplements thereto provided to the Assuming Bank by the Corporation.

         "INITIAL PAYMENT" means the payment made pursuant to Article VII (based on the best information available as of Bank Closing Date), the amount of which shall be either (i) if the Bid Amount is positive, the aggregate Book Value of the Liabilities Assumed minus the sum of the aggregate purchase price of the Assets and assets purchased and the positive Bid Amount, or (ii) if the Bid Amount is negative, the sum of the aggregate Book Value of the Liabilities Assumed and the negative Bid Amount minus the aggregate purchase price of the Assets and assets purchased. The Initial Payment shall be payable by the Corporation to the Assuming Bank if (i) the Liabilities Assumed are greater than the sum of the positive Bid Amount and the Assets and assets purchased, or if
(ii) the sum of the Liabilities Assumed and the negative Bid Amount are greater than the Assets and assets purchased. The Initial Payment shall be payable by the Assuming Bank to the Corporation if (i) the Liabilities Assumed are less than the sum of the positive Bid Amount and the Assets and assets purchased, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount is less than the Assets and assets purchased. Such Initial Payment shall be subject to adjustment as provided in Article VIII.

         "LEGAL BALANCE" means the amount of indebtedness legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys' fees and expenses, taxes, insurance premiums, and similar charges, if any.

         "LIABILITIES ASSUMED" has the meaning provided in Section 2.1.

         "LIEN" means any mortgage, lien, pledge, charge, assignment for security purposes, security interest, or encumbrance of any kind with respect to an Asset, including any conditional sale agreement or capital lease or other title retention agreement relating to such Asset.

P & A 991022                          5                           Reliance Bank,
                                                                White Plains, NY


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         "LOAN FILE" means all Credit Documents and all other credit, collateral, or insurance documents in the possession or custody of the Assuming Bank, or any of its Subsidiaries or Affiliates, relating to an Asset or a Loan included in a Put Notice, or copies of any thereof.

         "LOANS" means all of the following owed to or held by the Failed Bank as of Bank Closing Date:

         (i) loans, participation agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity lines of credit, United States and/or State-guaranteed student loans, and lease financing contracts;

         (ii) all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities, equities and benefits owned or held by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (i) above, including but not limited to those arising under or based upon Credit Documents, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, payment bonds and performance bonds at any time and from time to time existing with respect to any of the obligations or instruments referred to in clause (i) above; and

         (iii) all amendments, modifications, renewals, extensions, refinancings, and refundings of or for any of the foregoing;

provided, that there shall be excluded from the definition of Loans (a) any portion of the foregoing which the Failed Bank or the Assuming Bank (or any of their respective Subsidiaries) holds not for its own account but solely as agent or fiduciary for, or otherwise as representative of, any other Person, (b) any loans which have been charged off the Accounting Records of the Failed Bank in whole or in part prior to the date of the Information Package, (c) loans recorded on the Accounting Records of the Failed Bank on "in substance foreclosure" status as of Bank Closing Date, and (d) Commitments.

         "OBLIGOR" means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly, or severally.

         "PAYMENT DATE" means the first Business Day after Bank Closing Date.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, excluding the Corporation.

         "PRIMARY INDEMNITOR" means any Person (other than the Assuming Bank or any of its Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including

P & A 991022                          6                           Reliance Bank,
                                                                White Plains, NY


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payments on account of claims made against) to or on behalf of any Person in connection with the claims covered under Article XII, including without limitation any insurer issuing any directors and officers liability policy or any Person issuing a financial institution bond or banker's blanket bond.

         "PUT DATE" has the meaning provided in Section 3.4.

         "PUT NOTICE" has the meaning provided in Section 3.4.

         "QUALIFIED FINANCIAL CONTRACT" means a qualified financial contract as defined in 12 U.S.C. Section 1821(e)(8)(D).

         "RECORD" means any document, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) of the Failed Bank generated or maintained by the Failed Bank that is owned by or in the possession of the Receiver at Bank Closing Date.

         "RELATED LIABILITY" with respect to any Asset means any liability existing and reflected on the Accounting Records of the Failed Bank as of Bank Closing Date for (i) indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Asset, (ii) ad valorem taxes applicable to such Asset, and (iii) any other obligation determined by the Receiver to be directly related to such Asset.

         "RELATED LIABILITY AMOUNT" with respect to any Related Liability on the books of the Assuming Bank, means the amount of such Related Liability as stated on the Accounting Records of the Assuming Bank (as maintained in accordance with generally accepted accounting principles) as of the date as of which the Related Liability Amount is being determined. With respect to a liability that relates to more than one asset, the amount of such Related Liability shall be allocated among such assets for the purpose of determining the Related Liability Amount with respect to any one of such assets. Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such assets stated on the Accounting Records of the entity that owns such asset.

         "REPURCHASE PRICE" means with respect to any Asset or asset, which shall be determined by the Receiver, the lesser of (a) or (b):

         (a) the amount paid by the Assuming Bank, decreased by the amount of any money received with respect thereto since Bank Closing Date and, if the Asset is a Loan or other interest bearing or earning asset, the resulting amount shall then be increased or decreased, as the case may be, by interest or discount (whichever is applicable) accrued from and after Bank Closing Date at the lower of: (i) the contract rate with respect to such Asset, or (ii) the Settlement Interest Rate; net proceeds received by or due to the Assuming Bank from the sale of collateral, any forgiveness of debt, or otherwise shall be deemed money received by the Assuming Bank; or

         (b) the dollar amount thereof stated on the Accounting Records of the Assuming Bank as of the date as of which the Repurchase Price is being determined, as maintained in

P & A 991022                          7                           Reliance Bank,
                                                                White Plains, NY
accordance with generally accepted accounting principles, and, if the asset is a Loan, regardless of the Legal Balance thereof and adjusted in the same manner as the Book Value of a Failed Bank Loan would be adjusted hereunder.

Provided, however, (b), above, shall not be applicable for Loans repurchased pursuant to Section 3.4(a).

If any Asset or asset is purchased as part of a group of Assets or assets for Book Value and/or as a percentage of Book Value, the amount paid by the Assuming Bank, for purposes of (a), above, shall be the Book Value, as of the date of Bank Closing Date, of the individual Asset or asset being repurchased multiplied, if applicable, by the percentage paid.

         "SAFE DEPOSIT BOXES" means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank's vault(s), all rights and benefits (other than fees collected prior to Bank Closing Date) under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto.

         "SETTLEMENT DATE" means the first Business Day immediately prior to the day which is one hundred eighty (180) days after Bank Closing Date, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Bank. The Receiver, in its discretion, may extend the Settlement Date.

         "SETTLEMENT INTEREST RATE" means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the equivalent coupon issue yield on twenty-six
(26)-week United States Treasury Bills in effect as of Bank Closing Date as published in The Wall Street Journal; provided, that if no such equivalent coupon issue yield is available as of Bank Closing Date, the equivalent coupon issue yield for such Treasury Bills most recently published in The Wall Street Journal prior to Bank Closing Date shall be used. Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the equivalent coupon issue yield on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published in The Wall Street Journal.

         "SUBSIDIARY" has the meaning set forth in Section 3(w)(4) of the Federal Deposit Insurance Act, 12 Section 1813(w)(4), as amended.


                                   ARTICLE II
                            ASSUMPTION OF LIABILITIES

         2.1 LIABILITIES ASSUMED BY ASSUMING BANK. The Assuming Bank expressly assumes at Book Value (subject to adjustment pursuant to Article VIII) and agrees to pay, perform, and discharge all of the following liabilities of the Failed Bank as of Bank Closing Date, except as otherwise provided in this Agreement (such liabilities, referred to as "Liabilities Assumed"):

P & A 991022                          8                           Reliance Bank,
                                                                White Plains, NY

         (a) Assumed Deposits; provided, that as to any Deposits of public money which are Assumed Deposits, the Assuming Bank agrees to properly secure such Deposits with such of the Assets as appropriate which, prior to Bank Closing Date, were pledged as security therefor by the Failed Bank, or with assets of the Assuming Bank, if such securing Assets, if any, are insufficient to properly secure such Deposits;

         (b) liabilities for indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting any Assets, if any; provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

         (c) overdrafts, debit balances, service charges, reclamations, and adjustments to accounts with the Federal Reserve Banks as reflected on the books and records of any such Federal Reserve Bank within ninety (90) days after Bank Closing Date, if any;

         (d) ad valorem taxes applicable to any Asset, if any; provided, that the assumption of any ad valorem taxes pursuant to this paragraph shall be limited to an amount equal to the market value of the Asset to which such taxes apply as determined by the Receiver;

         (e) liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts in accounts maintained with other depository institutions (including any accrued and unpaid interest thereon computed to and including Bank Closing Date); provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

         (f)   United States Treasury tax and loan note option accounts, if any;

         (g) liabilities for any acceptance or commercial letter of credit (other than "standby letters of credit" as defined in 12 C.F.R.
               Section 337.2(a)); provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

         (h) duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank's credit card business, overdraft protection plans, safe deposit business, safekeeping business or trust business, if any; and

         (i)   liabilities, if any, for amounts owed to any Acquired Subsidiary.

P & A 991022                          9                           Reliance Bank,
                                                                White Plains, NY

         Schedule 2.1 attached hereto and incorporated herein sets forth certain categories of Liabilities Assumed and the aggregate Book Value of the Liabilities Assumed in such categories. Such schedule is based upon the best information available to the Receiver and may be adjusted as provided in Article VIII.

          2.2 INTEREST ON DEPOSIT LIABILITIES. The Assuming Bank agrees that, from and after Bank Closing Date, it will accrue and pay interest on Deposit liabilities assumed pursuant to Section 2.1 at a rate(s) it shall determine; provided that for nontransaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Bank to its depositors for nontransaction deposit accounts. The Assuming Bank shall permit each depositor to withdraw, without penalty for early withdrawal, all or any portion of such depositor's Deposit, whether or not the Assuming Bank elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge. The Assuming Bank shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay and of such withdrawal rights.

         2.3 UNCLAIMED DEPOSITS. If, within eighteen (18) months after Bank Closing Date, any depositor of the Failed Bank does not claim or arrange to continue such depositor's Deposit assumed pursuant to Section 2.1 at the Assuming Bank, the Assuming Bank shall, within fifteen (15) Business Days after the end of such eighteen (18)-month period, (i) refund to the Corporation the full amount of each such Deposit (without reduction for service charges), (ii) provide to the Corporation a schedule of all such refunded Deposits in such form as may be prescribed by the Corporation, and (iii) assign, transfer, convey and deliver to the Receiver all right, title and interest of the Assuming Bank in and to Records previously transferred to the Assuming Bank and other records generated or maintained by the Assuming Bank pertaining to such Deposits. During such eighteen (18)-month period, at the request of the Corporation, the Assuming Bank promptly shall provide to the Corporation schedules of unclaimed deposits in such form as may be prescribed by the Corporation.

          2.4 EMPLOYEE BENEFIT PLANS. Except as provided in Section 4.12, the Assuming Bank shall have no liabilities, obligations or responsibilities under the Failed Bank's health care, bonus, vacation, pension, profit sharing or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Bank agree otherwise subsequent to the date of this Agreement.


                                   ARTICLE III
                               PURCHASE OF ASSETS


         3.1 ASSETS PURCHASED BY ASSUMING BANK. Subject to Sections 3.5 and 3.6, the Assuming Bank hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys, and delivers to the Assuming Bank, all right, title, and interest of the Receiver in and to all of the following:

P & A 991022                          10                          Reliance Bank,
                                                                White Plains, NY

         (a) cash and receivables from depository institutions, including cash items in the process of collection, plus any accrued interest thereon computed to and including Bank Closing Date;

         (b) securities (other than the capital stock of Subsidiaries of the Failed Bank and those securities referred to in Section 3.5(k), if any), plus any accrued interest thereon computed to and including Bank Closing Date;

         (c) federal funds sold and repurchase agreements, if any, including any accrued interest thereon computed to and including Bank Closing Date;

         (d)   Omitted;

         (e) Loans secured, in whole or in part, by Assumed Deposits or deposits at other depository institutions, but only such of those Loans which also are listed on Schedule 3.1(e), if any (including any such Loan that the Failed Bank charged-off in whole or in part during the period from the date of the Information Package to and including Bank Closing Date), including any such Loan made after the date of the Information Package;

         (f) credit card business, if any, including all outstanding extensions of credit, subject to Section 4.2;

         (g) Safe Deposit Boxes and related business, safekeeping business and trust business, if any, subject to Section 4.3, 4.4 or 4.5, respectively;

         (h)   Records and other documents as provided in Section 6.1;

         (i)   capital stock of the Subsidiaries of the Failed Bank listed on
Schedule 3.1(i), if any (the "Acquired Subsidiaries");

         (j)   amounts owed to the Failed Bank by any Acquired Subsidiary;

         (k) assets securing Deposits of public money, to the extent not otherwise purchased hereunder; and

         (l) overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account).

Schedule 3.1 attached hereto and incorporated herein sets forth certain categories of Assets. Such schedule(s) is based upon the best information available to the Receiver and may be adjusted as provided in Article VIII. Assets are purchased hereunder by the Assuming Bank subject to all liabilities for indebtedness collateralized by Liens affecting such Assets to the extent provided in Section 2.1.

P & A 991022                          11                          Reliance Bank,
                                                                White Plains, NY

         3.2  ASSET PURCHASE PRICE.
              --------------------

         (a) All Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Bank shall be purchased for the amount, or the amount resulting from the method specified for determining the amount, as specified on
Schedule 3.2, except as otherwise may be provided herein. Any Asset, asset of the Failed Bank subject to an option to purchase or other asset purchased for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Fair Market Value.

         (b) The purchase price for securities (other than the capital stock of any Acquired Subsidiary) purchased under Section 3.1 by the Assuming Bank shall be the market value thereof as of Bank Closing Date, which market value shall be
(i) the "Mid/Last", or "Trade" (as applicable), market price for each such security quoted at the close of the trading day effective on Bank Closing Date as published electronically by Bloomberg. L.P.; (ii) provided, that such market price is not available for any such security, the Assuming Bank will submit a bid for each such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Bank and the Receiver) and the Receiver, in its sole discretion will accept or reject each such bid; and (iii) further provided in the absence of an acceptable bid from the Assuming Bank, each such security shall not pass to the Assuming Bank and shall be deemed to be an excluded asset hereunder.

         3.3 MANNER OF CONVEYANCE; LIMITED WARRANTY; NONRECOURSE; ETC. THE CONVEYANCE OF ALL ASSETS, INCLUDING REAL AND PERSONAL PROPERTY INTERESTS, PURCHASED BY THE ASSUMING BANK UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER'S DEED OR RECEIVER'S BILL OF SALE, "AS IS", "WHERE IS", WITHOUT RECOURSE AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, ENFORCEABILITY, COLLECTIBILITY, DOCUMENTATION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER MATTERS.

         3.4  PUTS OF ASSETS TO THE RECEIVER.
              ------------------------------

         (a) PUTS WITHIN 14 AND AT 30 DAYS AFTER BANK CLOSING DATE. During the fourteen (14)-day period following Bank Closing Date and only during such period (which fourteen (14)-day period may be extended in writing in the sole absolute discretion of the Receiver for any Loan), in accordance with this Section 3.4, the Assuming Bank shall be entitled to require the Receiver to purchase any Loan transferred to the Assuming Bank pursuant to Section.3.1(e) which is not fully secured by Assumed Deposits or deposits at other insured depository institutions due to either insufficient Assumed Deposit or deposit collateral or deficient documentation regarding such collateral; provided with regard to any Loan secured by an Assumed Deposit, no such purchase may be required until any Deposit setoff determination, whether voluntary or involuntary, has been made; and,

P & A 991022                          12                          Reliance Bank,
                                                                White Plains, NY
at the end of the thirty (30)-day period following Bank Closing Date and at that time only, in accordance with this Section 3.4, the Assuming Bank shall be entitled to require the Receiver to purchase any remaining overdraft transferred to the Assuming Bank pursuant to 3.1(1) which both was made after the "as of" date of the Information Package and was not made pursuant to an overdraft protection plan or similar extension of credit.

Notwithstanding the foregoing, the Assuming Bank shall not have the right to require the Receiver to purchase any Loan if (i) the Obligor with respect to such Loan is an Acquired Subsidiary, or (ii) the Assuming Bank has:

                  made any advance in accordance with the terms of a Commitment or otherwise with respect to such Loan;

                  taken any action that increased the amount of a Related Liability with respect to such Loan over the amount of such liability immediately prior to the time of such action;

                  created or permitted to be created any Lien on such Loan which secures indebtedness for money borrowed or which constitutes a conditional sales agreement, capital lease or other title retention agreement;

                  entered into, agreed to make, grant or permit, or made, granted or permitted any modification or amendment to, any waiver or extension with respect to, or any renewal, refinancing or refunding of, such Loan or related Credit Documents or collateral, including, without limitation, any act or omission which diminished such collateral; or

                  sold, assigned or transferred all or a portion of such Loan to a third party (whether with or without recourse).

The Assuming Bank shall transfer all such Loans to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Bank with respect to any such Loan, as provided in Section 12.4.

         (b) PUTS PRIOR TO THE SETTLEMENT DATE. During the period from Bank Closing Date to and including the Business Day immediately preceding the Settlement Date, the Assuming Bank shall be entitled to require the Receiver to purchase any Asset which the Assuming Bank can establish is evidenced by forged or stolen instruments as of Bank Closing Date; provided, that, the Assuming Bank shall not have the right to require the Receiver to purchase any such Asset with respect to which the Assuming Bank has taken any action referred to in Section 3.4(a)(ii) with respect to such Asset. The Assuming Bank shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Bank with respect to any such Asset, as provided in Section 12.4.

P & A 991022                          13                          Reliance Bank,
                                                                White Plains, NY

         (c) NOTICES TO THE RECEIVER. In the event that the Assuming Bank elects to require the Receiver to purchase one or more Assets, the Assuming Bank shall deliver to the Receiver a notice (a "Put Notice") which shall include:

              (i) a list of all Assets that the Assuming Bank requires the Receiver to purchase;

              (ii) a list of all Related Liabilities with respect to the Assets identified pursuant to (i) above; and

              (iii) a statement of the estimated Repurchase Price of each Asset identified pursuant to (i) above as of the applicable Put Date.

Such notice shall be in the form prescribed by the Receiver or such other form to which the Receiver shall consent. As provided in Section 9.6, the Assuming Bank shall deliver to the Receiver such documents, Loan Files and such additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide to the Receiver full access to all other relevant books and records.

         (d) PURCHASE BY RECEIVER. The Receiver shall purchase Loans that are specified in the Put Notice and shall assume Related Liabilities with respect to such Loans, and the transfer of such Loans and Related Liabilities shall be effective as of a date determined by the Receiver, which date shall not be later than thirty (30) days after receipt by the Receiver of the Loan Files with respect to such Loans (the "Put Date").

         (e) PURCHASE PRICE AND PAYMENT DATE. Each Loan purchased by the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of such Loan less the Related Liability Amount applicable to such Loan, in each case determined as of the applicable Put Date. If the difference between such Repurchase Price and such Related Liability Amount is positive, then the Receiver shall pay to the Assuming Bank the amount of such difference; if the difference between such amounts is negative, then the Assuming Bank shall pay to the Receiver the amount of such difference. The Assuming Bank or the Receiver, as the case may be, shall pay the purchase price determined pursuant to this Section 3.4(e) not later than the twentieth (20th) Business Day following the applicable Put Date, together with interest on such amount at the Settlement Interest Rate for the period from and including such Put Date to and including the day preceding the date upon which payment is made.

         (f) SERVICING. The Assuming Bank shall administer and manage any Asset subject to purchase by the Receiver in accordance with usual and prudent banking standards and business practices until such time as such Asset is purchased by the Receiver.

         (g) REVERSALS. In the event that the Receiver purchases an Asset (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming Bank shall repurchase such Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never purchased such Asset pursuant to this Section 3.4.

P & A 991022                         14                           Reliance Bank,
                                                                White Plains, NY

         3.5 ASSETS NOT PURCHASED BY ASSUMING BANK. The Assuming Bank does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement:

         (a) any financial institution bonds, banker's blanket bonds, or public liability, fire, or extended coverage insurance policy or any other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing;

         (b) any interest, right, action, claim, or judgment against (i) any officer, director, employee, accountant, attorney, or any other Person employed or retained by the Failed Bank or any Subsidiary of the Failed Bank on or prior to Bank Closing Date arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker's blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person's failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided, that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before Bank Closing Date, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker's blanket bond, or any other insurance policy of the Failed Bank in force as of Bank Closing Date;

         (c)  prepaid regulatory assessments of the Failed Bank, if any;

         (d) legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise being joined with another Person with respect to the filing of tax returns or the payment of taxes;

         (e)  Federal Reserve Bank and Federal Home Loan Bank stock, if any;

         (f) amounts reflected on the Accounting Records of the Failed Bank as of Bank Closing Date as a general or specific loss reserve or contingency account, if any;

         (g) owned and leased Bank Premises and owned and leased Furniture and Equipment and Fixtures and data processing equipment (including hardware and software) located on Bank Premises, if any; provided, that the Assuming Bank does obtain an option under Section 4.6, Section 4.7 or Section 4.8, as the case may be, with respect thereto;

        (h) owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances;

        (i) any amounts owed to the Failed Bank by any Subsidiary of the Failed Bank other than an Acquired Subsidiary;

P & A 991022                         15                           Reliance Bank,
                                                                White Plains, NY

         (j) any "goodwill," as such term is defined in the instructions to the report of condition prepared by banks examined by the Corporation in accordance with 12 C.F.R. Section 304.4, and other intangibles;

         (k) any security if, in the discretion of the Receiver, the value of such security either cannot be determined or is determined to be zero pursuant to Section 3.2(b), and any security listed on Schedule 3.5(k), if any; and

         (1)  any criminal restitution orders issued in favor of the Failed
Bank.

The Assuming Bank only acquires assets and rights as provided in this Agreement. The foregoing shall not be construed to imply that any particular asset or right listed otherwise would have been sold or assigned or that any asset or right not listed is sold or assigned.

         3.6  ASSETS ESSENTIAL TO RECEIVER.
              ----------------------------

         (a) The Receiver may refuse to sell to the Assuming Bank, or the Assuming Bank agrees, at the request of the Receiver set forth in a written notice to the Assuming Bank, to assign, transfer, convey, and deliver to the Receiver all of the Assuming Bank's right, title and interest in and to, any Asset or asset essential to the Receiver as determined by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Asset or asset that the Receiver determines to be:

              (i) made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing;

              (ii) the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings;

              (iii) made to a Person who is an Obligor on a loan owned by the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution;

              (iv) secured by collateral which also secures any asset owned by the Receiver; or

              (v) related to any asset of the Failed Bank not purchased by the Assuming Bank under this Article III or any liability of the Failed Bank not assumed by the Assuming Bank under Article II.

         (b) Each such Asset or asset purchased by the Receiver shall be purchased at a price equal to the Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Asset or asset, in each case determined as of the date of the notice provided by the Receiver pursuant to Section 3.6(a). The Receiver shall pay the Assuming Bank not later than the twentieth (20th) Business Day following receipt of related Credit Documents and Loan Files together with interest on such amount at the Settlement Interest Rate

P & A 991022                         16                           Reliance Bank,
                                                                White Plains, NY
for the period from and including the date of receipt of such documents to and including the day preceding the day on which payment is made. The Assuming Bank agrees to administer and manage each such Asset or asset in accordance with usual and prudent banking standards and business practices until each such Loan is purchased by the Receiver. All transfers with respect to Loans under this
Section 3.6 shall be made as provided in Section 9.6. The Assuming Bank shall transfer all such Assets or assets and Related Liabilities to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Bank with respect to any such Asset or asset, as provided in Section 12.4.


                                   ARTICLE IV
                  ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS

         The Assuming Bank agrees with the Receiver and the Corporation as follows:

         4.1 CONTINUATION OF BANKING BUSINESS. The Assuming Bank agrees to provide full service banking in the trade area of the Failed Bank commencing on the first banking business day (including a Saturday) after Bank Closing Date. At the option of the Assuming Bank, such banking services may be provided at any or all of the Bank Premises, or at other premises within such trade area.

         4.2 AGREEMENT WITH RESPECT TO CREDIT CARD BUSINESS. The Assuming Bank agrees to honor and perform, from and after Bank Closing Date, all duties and obligations with respect to the Failed Bank's credit card business, and/or processing related to credit cards, if any, and assumes all outstanding extensions of credit with respect thereto. Fees related to the credit card business collected prior to Bank Closing Date shall be for the benefit of the Receiver and fees collected after Bank Closing Date shall be for the benefit of the Assuming Bank.

         4.3 AGREEMENT WITH RESPECT TO SAFE DEPOSIT BUSINESS. The Assuming Bank assumes and agrees to discharge, from and after Bank Closing Date, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefor paid to the Failed Bank, subject to the provisions of the rental agreements between the Failed Bank and the respective renters of such boxes; provided, that the Assuming Bank may relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Bank located in the trade area of the Failed Bank. Fees related to the safe deposit business collected prior to Bank Closing Date shall be for the benefit of the Receiver and fees collected after Bank Closing Date shall be for the benefit of the Assuming Bank.

         4.4 AGREEMENT WITH RESPECT TO SAFEKEEPING BUSINESS. The Receiver transfers, conveys and delivers to the Assuming Bank and the Assuming Bank accepts all securities and other items, if any, held by the Failed Bank in safekeeping for its customers as of Bank Closing Date. The Assuming Bank assumes and agrees to honor and discharge, from and after Bank Closing Date, the duties and obligations of the Failed Bank with respect to such securities and items held in safekeeping. The Assuming Bank shall be entitled to all rights and benefits

P & A 991022                         17                           Reliance Bank,
                                                                White Plains, NY
heretofore accrued or hereafter accruing with respect thereto; provided, that, fees related to the safe keeping business collected prior to Bank Closing Date shall be for the benefit of the Receiver and fees collected after Bank Closing Date shall be for the benefit of the Assuming Bank. The Assuming Bank shall provide to the Receiver written verification of all assets held by the Failed Bank for safekeeping within sixty (60) days after Bank Closing Date.

         4.5  AGREEMENT WITH RESPECT TO TRUST BUSINESS.
              ----------------------------------------

         (a) The Assuming Bank shall, without further transfer, substitution, act or deed, to the full extent permitted by law, succeed to the rights, obligations, properties, assets, investments, deposits, agreements, and trusts of the Failed Bank under trusts, executorships, administrations, guardianships, and agencies, and other fiduciary or representative capacities, all to the same extent as though the Assuming Bank had assumed the same from the Failed Bank prior to Bank Closing Date; provided, that any liability based on the misfeasance, malfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business is not assumed hereunder. Fees related to the trust business collected prior to Bank Closing Date shall be for the benefit of the Receiver and fees collected after Bank Closing Date shall be for the benefit of the Assuming Bank.

         (b) The Assuming Bank shall, to the full extent permitted by law, succeed to, and be entitled to take and execute, the appointment to all executorships, trusteeships, guardianships and other fiduciary or representative capacities to which the Failed Bank is or may be named in wills, whenever probated, or to which the Failed Bank is or may be named or appointed by any other instrument.

         (c) In the event additional proceedings of any kind are necessary to accomplish the transfer of such trust business, the Assuming Bank agrees that, at its own expense, it will take whatever action is necessary to accomplish such transfer. The Receiver agrees to use reasonable efforts to assist the Assuming Bank in accomplishing such transfer.

         (d) The Assuming Bank shall provide to the Receiver written verification of the assets held in connection with the Failed Bank's trust business within sixty (60) days after Bank Closing Date.

         4.6  AGREEMENT WITH RESPECT TO BANK PREMISES.
              ---------------------------------------

         (a) OPTION TO PURCHASE. Subject to Section 3.5, the Receiver hereby grants to the Assuming Bank an exclusive option for the period of ninety (90) days commencing the day after Bank Closing Date to purchase any or all owned Bank Premises. The Assuming Bank shall give written notice to the Receiver within the option period of its election to purchase or not to purchase any of the owned Bank Premises. Any purchase of such premises shall be effective as of the date of Bank Closing Date and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date.

         (b) OPTION TO LEASE. The Receiver hereby grants to the Assuming Bank an exclusive option for the period of ninety (90) days commencing the day after Bank Closing Date to cause

P & A 991022                         18                           Reliance Bank,
                                                                White Plains, NY
the Receiver to assign to the Assuming Bank any or all leases for leased Bank Premises, if any, which have been continuously occupied by the Assuming Bank from Bank Closing Date to the date it elects to accept an assignment of the leases with respect thereto to the extent such leases can be assigned; provided, that the exercise of this option with respect to any lease must be as to all premises or other property subject to the lease. If an assignment cannot be made of any such leases, the Receiver may, in its discretion, enter into subleases with the Assuming Bank containing the same terms and conditions provided under such existing leases for such leased Bank Premises or other property. The Assuming Bank shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into subleases or new leases in lieu thereof). The Assuming Bank agrees to assume all leases assigned (or enter into subleases or new leases in lieu thereof) pursuant to this Section 4.6.

         (c) FACILITATION. The Receiver agrees to facilitate the assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Bank; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Bank or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.

         (d) OCCUPANCY. The Assuming Bank shall give the Receiver fifteen (15) days' prior written notice of its intention to vacate prior to vacating any leased Bank Premises with respect to which the Assuming Bank has not exercised the option provided in Section 4.6(b). Any such notice shall be deemed to terminate the Assuming Bank's option with respect to such leased Bank Premises.

         (e)  OCCUPANCY COSTS.
              ---------------

              (i) The Assuming Bank agrees to pay to the Receiver, or to appropriate third parties at the direction of the Receiver, during and for the period of any occupancy by it of (x) owned Bank Premises the market rental value and all operating costs, and (y) leased Bank Premises, all operating costs with respect thereto and to comply with all relevant terms of applicable leases entered into by the Failed Bank, including without limitation the timely payment of all rent. Operating costs include, without limitation all taxes, fees, charges, utilities, insurance and assessments, to the extent not included in the rental value or rent. If the Assuming Bank elects to purchase any owned Bank Premises in accordance with Section 4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Bank assumes liability) by the Assuming Bank with respect thereto shall be applied as an offset against the purchase price thereof.

              (ii) The Assuming Bank agrees during the period of occupancy by it of owned or leased Bank Premises, to pay to the Receiver rent for the use of all owned or leased Furniture and Equipment and all owned or leased Fixtures located on such Bank Premises for the period of such occupancy. Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60) days after Bank Closing Date. Rent for such leased property shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period of occupancy pursuant to all leases and contracts with respect to such property. If the Assuming

P & A 991022                          19                          Reliance Bank,
                                                                White Plains, NY

Bank purchases any owned Furniture and Equipment or owned Fixtures in accordance with Section 4.6(f) or 4.6(h), the amount of any rents paid by the Assuming Bank with respect thereto shall be applied as an offset against the purchase price thereof.

         (f) CERTAIN REQUIREMENTS AS TO FURNITURE, EQUIPMENT AND FIXTURES. If the Assuming Bank purchases owned Bank Premises or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Bank does not exercise such option but within twelve (12) months following Bank Closing Date obtains the right to occupy such premises (whether by assignment, lease, sublease, purchase or otherwise), other than in accordance with Section 4.6(a) or (b), the Assuming Bank shall (i) effective as of the date of Bank Closing Date, purchase from the Receiver all Furniture and Equipment and Fixtures owned by the Failed Bank and located thereon as of Bank Closing Date, (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Furniture and Equipment and Fixtures leased by the Failed Bank and located thereon, and
(iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which such Bank Premises are located; provided, that the Receiver shall not have disposed of such Furniture and Equipment and Fixtures or repudiated the leases specified in clause (ii) or (iii).

         (g)  VACATING PREMISES.
              -----------------

              (i) If the Assuming Bank elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the date upon which the Assuming Bank's occupancy of such premises shall terminate, which date shall not be later than ninety (90) days after the date of the Assuming Bank's notice not to exercise such option. The Assuming Bank promptly shall relinquish and release to the Receiver such premises and the Furniture and Equipment and Fixtures located thereon in the same condition as at Bank Closing Date, normal wear and tear excepted. By occupying any such premises after the expiration of such ninety (90)-day period, the Assuming Bank shall, at the Receiver's option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume all leases, obligations and liabilities with respect to leased Furniture and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such premises are located, and
(y) be required to purchase all Furniture and Equipment and Fixtures owned by the Failed Bank and located on such premises as of Bank Closing Date.

              (ii) If the Assuming Bank elects not to accept an assignment of the lease or sublease any leased Bank Premises, the notice of such election in accordance with Section 4.6(b) shall specify the date upon which the Assuming Bank's occupancy of such leased Bank Premises shall terminate, which date shall not be later than the date which is one hundred eighty (180) days after Bank Closing Date. Upon vacating such premises, the Assuming Bank shall relinquish and release to the Receiver such premises and the Fixtures and the Furniture and Equipment located thereon in the same condition as at Bank Closing Date, normal wear and tear excepted. By failing to provide notice of its intention to vacate such premises prior to the expiration of the option period specified in Section 4.6(b), or by occupying such premises after the one hundred eighty (180)-day period specified above in this paragraph (ii), the Assuming Bank shall, at the Receiver's option, (x) be deemed to have assumed all leases, obligations and liabilities with

P & A 991022                         20                           Reliance Bank,
                                                                White Plains, NY
respect to such premises (including any ground lease with respect to the land on which premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously repudiated any such lease), and (y) be required to purchase all Furniture and Equipment and Fixtures owned by the Failed Bank and located on such premises as of Bank Closing Date.

         (h) FURNITURE AND EQUIPMENT AND CERTAIN OTHER EQUIPMENT. The Receiver hereby grants to the Assuming Bank an option to purchase, effective as of the date of Bank Closing Date, all Furniture and Equipment or any telecommunications, data processing equipment (including hardware and software) and check processing and similar operating equipment owned by the Failed Bank and located at any owned or leased Bank Premises that the Assuming Bank elects to vacate or which it could have, but did not occupy, pursuant to this Section 4.6; provided, that, the Assuming Bank shall give the Receiver notice of its election to purchase such property at the time it gives notice of its intention to vacate such Bank Premises or within ten (10) days after Bank Closing Date for Bank Premises it could have, but did not, occupy.

         4.7  AGREEMENT WITH RESPECT TO LEASED DATA PROCESSING EQUIPMENT.
              ----------------------------------------------------------

         (a) The Receiver hereby grants to the Assuming Bank an exclusive option for the period of ninety (90) days commencing the day after Bank Closing Date to accept an assignment from the Receiver of any or all Data Processing Leases to the extent that such Data Processing Leases can be assigned.

         (b) The Assuming Bank shall (i) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to accept an assignment or sublease of any or all Data Processing Leases and promptly accept an assignment or sublease of such Data Processing Leases, and (ii) give written notice to the appropriate lessor(s) that it has accepted an assignment or sublease of any such Data Processing Leases.

         (c) The Receiver agrees to facilitate the assignment or sublease of Data Processing Leases or the negotiation of new leases or license agreements by the Assuming Bank; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation or make payments to the Assuming Bank or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation.

         (d) The Assuming Bank agrees, during its period of use of any property subject to a Data Processing Lease, to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of the applicable Data Processing Leases entered into by the Failed Bank, including without limitation the timely payment of all rent, taxes, fees, charges, utilities, insurance and assessments.

         (e) The Assuming Bank shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver all property subject to the relevant Data Processing Lease, in the same condition as at Bank Closing Date, normal wear and

P & A 991022                         21                           Reliance Bank,
                                                                White Plains, NY
tear excepted, or (ii) accept an assignment or a sublease thereof or negotiate a new lease or license agreement under this Section 4.7.

         4.8  AGREEMENT WITH RESPECT TO CERTAIN EXISTING AGREEMENTS.
              -----------------------------------------------------

         (a) Subject to the provisions of Section 4.8(b), with respect to agreements existing as of Bank Closing Date which provide for the rendering of services by or to the Failed Bank, within thirty (30) days after Bank Closing Date, the Assuming Bank shall give the Receiver written notice specifying whether it elects to assume or not to assume each such agreement. Except as may be otherwise provided in this Article IV, the Assuming Bank agrees to comply with the terms of each such agreement for a period commencing on the day after Bank Closing Date and ending on: (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is ninety (90) days after Bank Closing Date, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30) days after the Assuming Bank has given notice to the Receiver of its election not to assume such agreement; provided, that the Receiver can reasonably make such service agreements available to the Assuming Bank. The Assuming Bank shall be deemed by the Receiver to have assumed agreements for which no notification is timely given. The Receiver agrees to assign, transfer, convey, and deliver to the Assuming Bank all right, title and interest of the Receiver, if any, in and to agreements the Assuming Bank assumes hereunder. In the event the Assuming Bank elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this Section 4.8(a) shall not apply to service agreements related to such premises. The Assuming Bank agrees, during the period it has the use or benefit of any such agreement, promptly to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement.

         (b) The provisions of Section 4.8(a) shall not apply to (i) agreements pursuant to which the Failed Bank provides mortgage servicing for others or mortgage servicing is provided to the Failed Bank by others, (ii) agreements that are subject to Sections 4.1 through 4.7 and any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section 3.5, and
(iii) consulting, management or employment agreements, if any, between the Failed Bank and its employees or other Persons. Except as otherwise expressly set forth elsewhere in this Agreement, the Assuming Bank does not assume any liabilities or acquire any rights under any of the agreements described in this
Section 4.8(b).

         4.9 INFORMATIONAL TAX REPORTING. The Assuming Bank agrees to perform all obligations of the Failed Bank with respect to Federal and State income tax informational reporting related to (i) the Assets and the Liabilities Assumed,
(ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to Bank Closing Date, (iii) miscellaneous payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and Deposits not assumed by the Assuming Bank, as may be required by the Receiver.

P & A 991022                         22                           Reliance Bank,
                                                                White Plains, NY

         4.10 INSURANCE. The Assuming Bank agrees to obtain insurance coverage effective from and after Bank Closing Date, including public liability, fire and extended coverage insurance acceptable to the Receiver with respect to owned or leased Bank Premises that it occupies, and all owned or leased Furniture and Equipment and Fixtures and leased data processing equipment (including hardware and software) located thereon, in the event such insurance coverage is not already in force and effect with respect to the Assuming Bank as the insured as of Bank Closing Date. All such insurance shall, where appropriate (as determined by the Receiver), name the Receiver as an additional insured.

         4.11 OFFICE SPACE FOR RECEIVER AND CORPORATION. For the period commencing on the day following Bank Closing Date and ending on the one hundred eightieth (180th) day thereafter, the Assuming Bank agrees to provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines) and utilities (including local telephone service) at the Bank Premises occupied by the Assuming Bank for their use in the discharge of their respective functions with respect to the Failed Bank. In the event the Receiver and the Corporation determine that the space provided is inadequate or unsuitable, the Receiver and the Corporation may relocate to other quarters having adequate and suitable space and the costs of relocation and any rental and utility costs for the balance of the period of occupancy by the Receiver and the Corporation shall be borne by the Assuming Bank.

         4.12 AGREEMENT WITH RESPECT TO CONTINUATION OF GROUP HEALTH PLAN COVERAGE FOR FORMER EMPLOYEES OF THE FAILED BANK.

         (a) The Assuming Bank agrees to assist the Receiver, as provided in this Section 4.12, in offering individuals who were employees or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to Bank Closing Date, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank ("Eligible Individuals"), the opportunity to obtain health insurance coverage in the Corporation's FIA Continuation Coverage Plan which provides for health insurance continuation coverage to such Eligible Individuals who are qualified beneficiaries of the Failed Bank as defined in Section 607 of the Employee Retirement Income Security Act of 1974, as amended (respectively, "qualified beneficiaries" and "ERISA"). The Assuming Bank shall consult with the Receiver and not later than five (5) Business Days after Bank Closing Date shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are qualified beneficiaries of the Failed Bank and for whom a "qualifying event" (as defined in Section 603 of ERISA) has occurred and with respect to whom the Failed Bank's obligations under Part 6 of Subtitle B of Title I of ERISA have not been satisfied in full, and such other information as the Receiver may reasonably require. The Receiver shall cooperate with the Assuming Bank in order to permit it to prepare such notice and shall provide to the Assuming Bank such data in its possession as may be reasonably required for purposes of preparing such notice.

         (b) The Assuming Bank shall take such further action to assist the Receiver in offering the Eligible Individuals who are qualified beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation's FIA Continuation Coverage

P & A 991022                         23                           Reliance Bank,
                                                                White Plains, NY

Plan as the Receiver may direct. All expenses incurred and paid by the Assuming Bank (i) in connection with the obligations of the Assuming Bank under this
Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Bank and such employees' qualified beneficiaries shall be borne by the Assuming Bank.

         (c) This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof or qualified beneficiary of such former employee). Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof or qualified beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Bank any legal or equitable right, remedy or claim under or with respect to the provisions of this Section.

         4.13 AGREEMENT WITH RESPECT TO INTERIM ASSET SERVICING. At any time after Bank Closing Date, the Receiver may establish on its books an asset pool(s) and may transfer to such asset pool(s) (by means of accounting entries on the books of the Receiver) all or any assets and liabilities of the Failed Bank which are not acquired by the Assuming Bank, including, without limitation, wholly unfunded Commitments and assets and liabilities which may be acquired, funded or originated by the Receiver subsequent to Bank Closing Date. The Receiver may remove assets (and liabilities) from or add assets (and liabilities) to such pool(s) at any time in its discretion. At the option of the Receiver, the Assuming Bank agrees to service, administer, and collect such pool assets in accordance with and for the term set forth in Exhibit 4.13 "Interim Asset Servicing Arrangement".


                                    ARTICLE V
              DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK

         5.1 PAYMENT OF CHECKS, DRAFTS AND ORDERS. Subject to Section 9.5, the Assuming Bank agrees to pay all properly drawn checks, drafts and withdrawal orders of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Bank, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Bank under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to the Deposit balances due and owing to the depositors of the Failed Bank assumed by the Assuming Bank under this Agreement.

         5.2 CERTAIN AGREEMENTS RELATED TO DEPOSITS. Subject to Section 2.2, the Assuming Bank agrees to honor the terms and conditions of any written escrow or mortgage servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Bank pursuant to this Agreement.

         5.3  NOTICE TO DEPOSITORS.

P & A 991022                         24                           Reliance Bank,
                                                                White Plains, NY

          (a) Within seven (7) days after Bank Closing Date, the Assuming Bank shall give (i) notice to depositors of the Failed Bank of its assumption of the Deposit liabilities of the Failed Bank, and (ii) any notice required under
Section 2.2, by mailing to each such depositor a notice with respect to such assumption and by advertising in a newspaper of general circulation in the county or counties in which the Failed Bank was located. The Assuming Bank agrees that it will obtain prior approval of all such notices and advertisements from counsel for the Receiver and that such notices and advertisements shall not be mailed or published until such approval is received.

         (b) The Assuming Bank shall give notice by mail to depositors of the Failed Bank concerning the procedures to claim their deposits, which notice shall be provided to the Assuming Bank by the Receiver or the Corporation. Such notice shall be included with the notice to depositors to be mailed by the Assuming Bank pursuant to Section 5.3(a).

         (c) If the Assuming Bank proposes to charge fees different from those charged by the Failed Bank before it establishes new deposit account relationships with the depositors of the Failed Bank, the Assuming Bank shall give notice by mail of such changed fees to such depositors.


                                   ARTICLE VI
                                     RECORDS


         6.1  TRANSFER OF RECORDS.
              -------------------

         (a) In accordance with Section 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Bank the following Records pertaining to the Deposit liabilities of the Failed Bank assumed by the Assuming Bank under this Agreement, except as provided in Section 6.4:

              (i) signature cards, orders, contracts between the Failed Bank and its depositors and Records of similar character;

              (ii) passbooks of depositors held by the Failed Bank, deposit slips, cancelled checks and withdrawal orders representing charges to accounts of depositors;

and the following Records pertaining to the Assets:

              (iii) records of deposit balances carried with other banks, bankers or trust companies;

              (iv) Loan and collateral records and Loan Files and other documents;

              (v) deeds, mortgages, abstracts, surveys, and other instruments or records of title pertaining to real estate or real estate mortgages;

P & A 991022                         25                           Reliance Bank,
                                                                White Plains, NY

              (vi) signature cards, agreements and records pertaining to Safe Deposit Boxes, if any; and

              (vii) records pertaining to the credit card business, trust business or safekeeping business of the Failed Bank, if any.

         (b) The Receiver, at its option, may assign and transfer to the Assuming Bank by a single blanket assignment or otherwise, as soon as practicable after Bank Closing Date, any other Records not assigned and transferred to the Assuming Bank as provided in this Agreement, including but not limited to loan disbursement checks, general ledger tickets, official bank checks, proof transactions (including proof tapes) and paid out loan files.

         6.2 DELIVERY OF ASSIGNED RECORDS. The Receiver shall deliver to the Assuming Bank all Records described in (i) Section 6.1(a) as soon as practicable on or after the date of this Agreement, and (ii) Section 6.1(b) as soon as practicable after making any assignment described therein.

         6.3 PRESERVATION OF RECORDS. The Assuming Bank agrees that it will preserve and maintain for the joint benefit of the Receiver, the Corporation and the Assuming Bank, all Records of which it has custody for such period as either the Receiver or the Corporation in its discretion may require, until directed otherwise, in writing, by the Receiver or Corporation. The Assuming Bank shall have the primary responsibility to respond to subpoenas, discovery requests, and other similar official inquiries with respect to the Records of which it has custody.

         6.4 ACCESS TO RECORDS; COPIES. The Assuming Bank agrees to permit the Receiver and the Corporation access to all Records of which the Assuming Bank has custody, and to use, inspect, make extracts from or request copies of any such Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Record in the form of microfilm or microfiche pertaining to Deposit account relationships; provided, that in the event that the Failed Bank maintained one or more duplicate copies of such microfilm or microfiche Records, the Assuming Bank hereby assigns, transfers, and conveys to the Corporation one such duplicate copy of each such Record without cost to the Corporation, and agrees to deliver to the Corporation all Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement. The party requesting a copy of any Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver) for providing such duplicate Records. A copy of each Record requested shall be provided as soon as practicable by the party having custody thereof.


                                   ARTICLE VII
                              BID; INITIAL PAYMENT


         The Assuming Bank has submitted to the Receiver a positive bid of 9.388% of the Assumed Deposits for the Assets purchased and Liabilities Assumed hereunder (the "Bid

P & A 991022                         26                           Reliance Bank,
                                                                White Plains, NY

Amount"). For purposes of determining the Bid Amount, adjustments will be made to the amount of Assumed Deposits to the Settlement Date; thereafter, the Bid Amount shall be fixed, regardless of any additions or reductions to the amount of Assumed Deposits. On the Payment Date, the Assuming Bank will pay to the Corporation, or the Corporation will pay to the Assuming Bank, as the case may be, the Initial Payment, together with interest on such amount (if the Payment Date is not the day following the day of Bank Closing Date) from and including the day following Bank Closing Date to and including the day preceding the Payment Date at the Settlement Interest Rate.


                                  ARTICLE VIII
                                   ADJUSTMENTS

         8.1 PRO FORMA STATEMENT. It is understood that the determination of the Initial Payment is based on the Receiver's best estimate of the Liabilities Assumed and the Assets at Bank Closing Date. The Receiver, as soon as practicable after Bank Closing Date, in accordance with the best information then available, shall provide to the Assuming Bank a pro forma statement reflecting any adjustments of such liabilities and assets as may be necessary. Such pro forma statement shall take into account, to the extent possible, (i) liabilities and assets of a nature similar to those contemplated by Section 2.1 or Section 3.1, respectively, which at Bank Closing Date were carried in the Failed Bank's suspense accounts, (ii) accruals as of Bank Closing Date for all income related to the assets and business of the Failed Bank acquired by the Assuming Bank hereunder, whether or not such accruals were reflected on the Accounting Records of the Failed Bank in the normal course of its operations, and (iii) adjustments to determine the Book Value of any investment in an Acquired Subsidiary and related accounts on the "bank only" (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting, whether or not the Failed Bank used the equity method of accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Acquired Subsidiary's recorded equity as of Bank Closing Date as reflected on the Accounting Records of the Acquired Subsidiary. Any Loan purchased by the Assuming Bank pursuant to Section 3.1 which the Failed Bank charged off during the period following the date of the Information Package to Bank Closing Date shall be deemed not to be charged off for the purposes of the pro forma statement, and the purchase price shall be determined pursuant to
Section 3.2.

         8.2  CORRECTION OF ERRORS AND OMISSIONS: OTHER LIABILITIES.
              -----------------------------------------------------

         (a) In the event any bookkeeping omissions or errors are discovered in preparing any pro forma statement or in completing the transfers and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions, it being understood that, as far as practicable, all adjustments will be made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank in preparing and maintaining Accounting Records, except that adjustments made pursuant to this Section 8.2(a) are not intended to bring the Accounting Records of the Failed Bank into accordance with generally accepted accounting principles.

P & A 991022                         27                           Reliance Bank,
                                                                White Plains, NY

         (b) If the Receiver discovers at any time subsequent to the date of this Agreement that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under Article II had the existence of such claim or the facts giving rise thereto been known as of Bank Closing Date, the Receiver may, in its discretion, at any time, require that such claim be assumed by the Assuming Bank in a manner consistent with the intent of this Agreement. The Receiver will make appropriate adjustments to the pro forma statement provided by the Receiver to the Assuming Bank pursuant to Section 8.1 as may be necessary.

         8.3 PAYMENTS. The Receiver agrees to cause to be paid to the Assuming Bank, or the Assuming Bank agrees to pay to the Receiver, as the case may be, on the Settlement Date, a payment in an amount which reflects net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4. The Receiver and the Assuming Bank agree to effect on the Settlement Date any further transfer of assets to or assumption of liabilities or claims by the Assuming Bank as may be necessary in accordance with Section 8.1 or Section 8.2.

         8.4 INTEREST. Any amounts paid under Section 8.3 or Section 8.5, shall bear interest for the period from and including the day following Bank Closing Date to and including the day preceding the payment at the Settlement Interest Rate.

         8.5 SUBSEQUENT ADJUSTMENTS. In the event that the Assuming Bank or the Receiver discovers any errors or omissions as contemplated by Section 8.2 or any error with respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Bank and the Receiver agree to promptly correct any such errors or omissions, make any payments and effect any transfers or assumptions as may be necessary to reflect any such correction plus interest as provided in
Section 8.4.


                                   ARTICLE IX
                             CONTINUING COOPERATION

         9.1 GENERAL MATTERS. The parties hereto agree that they will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof.

         9.2 ADDITIONAL TITLE DOCUMENTS. The Receiver, the Corporation and the Assuming Bank each agree, at any time, and from time to time, upon the request of any party hereto, to execute and deliver such additional instruments and documents of conveyance as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith. The Assuming Bank shall prepare such instruments and documents of conveyance (in form and substance satisfactory to the Receiver) as shall be necessary to vest title to the Assets in the Assuming Bank. The Assuming Bank shall be responsible for recording such instruments and documents of conveyance at its own expense.

P & A 991022                         28                           Reliance Bank,
                                                                White Plains, NY

         9.3  CLAIMS AND SUITS.
              ----------------

         (a) The Receiver shall have the right, in its discretion, to (i) defend or settle any claim or suit against the Assuming Bank with respect to which the Receiver has indemnified the Assuming Bank in the same manner and to the same extent as provided in Article XII, and (ii) defend or settle any claim or suit against the Assuming Bank with respect to any Liability Assumed, which claim or suit may result in a loss to the Receiver arising out of or related to this Agreement, or which existed against the Failed Bank on or before Bank Closing Date. The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Bank with respect to any of its obligations under this Agreement.

         (b) In the event any action at law or in equity shall be instituted by any Person against the Receiver and the Corporation as codefendants with respect to any asset of the Failed Bank retained or acquired pursuant to this Agreement by the Receiver, the Receiver agrees, at the request of the Corporation, to join with the Corporation in a petition to remove the action to the United States District Court for the proper district. The Receiver agrees to institute, with or without joinder of the Corporation as coplaintiff, any action with respect to any such retained or acquired asset or any matter connected therewith whenever notice requiring such action shall be given by the Corporation to the Receiver.

         9.4 PAYMENT OF DEPOSITS. In the event any depositor does not accept the obligation of the Assuming Bank to pay any Deposit liability of the Failed Bank assumed by the Assuming Bank pursuant to this Agreement and asserts a claim against the Receiver for all or any portion of any such Deposit liability, the Assuming Bank agrees on demand to provide to the Receiver funds sufficient to pay such claim in an amount not in excess of the Deposit liability reflected on the books of the Assuming Bank at the time such claim is made. Upon payment by the Assuming Bank to the Receiver of such amount, the Assuming Bank shall be discharged from any further obligation under this Agreement to pay to any such depositor the amount of such Deposit liability paid to the Receiver.

         9.5 WITHHELD PAYMENTS. At any time, the Receiver or the Corporation may, in its discretion, determine that all or any portion of any deposit balance assumed by the Assuming Bank pursuant to this Agreement does not constitute a "Deposit" (or otherwise, in its discretion, determine that it is the best interest of the Receiver or Corporation to withhold all or any portion of any deposit), and may direct the Assuming Bank to withhold payment of all or any portion of any such deposit balance. Upon such direction, the Assuming Bank agrees to hold such deposit and not to make any payment of such deposit balance to or on behalf of the depositor, or to itself, whether by way of transfer, set-off, or otherwise. The Assuming Bank agrees to maintain the "withheld payment" status of any such deposit balance until directed in writing by the Receiver or the Corporation as to its disposition. At the direction of the Receiver or the Corporation, the Assuming Bank shall return all or any portion of such deposit balance to the Receiver or the Corporation, as appropriate, and thereupon the Assuming Bank shall be discharged from any further liability to such depositor with respect to such returned deposit balance. If such deposit balance has been paid to the depositor prior to a demand for return by the Corporation or the Receiver, and payment of such deposit balance had not been previously withheld pursuant to this

P & A 991022                         29                           Reliance Bank,
                                                                White Plains, NY

Section, the Assuming Bank shall not be obligated to return such deposit balance to the Receiver or the Corporation. The Assuming Bank shall be obligated to reimburse the Corporation or the Receiver, as the case may be, for the amount of any deposit balance or portion thereof paid by the Assuming Bank in contravention of any previous direction to withhold payment of such deposit balance or return such deposit balance the payment of which was withheld pursuant to this Section.

         9.6  PROCEEDINGS WITH RESPECT TO CERTAIN ASSETS AND LIABILITIES.
              ----------------------------------------------------------

         (a) In connection with any investigation, proceeding or other matter with respect to any asset or liability of the Failed Bank retained by the Receiver, or any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement, the Assuming Bank shall cooperate to the extent reasonably required by the Receiver.

         (b) In addition to its obligations under Section 6.4, the Assuming Bank shall provide representatives of the Receiver access at reasonable times and locations without other limitation or qualification to (i) its directors, officers, employees and agents and those of the Acquired Subsidiaries, and (ii) its books and records, the books and records of the Acquired Subsidiaries and all Loan Files, and copies thereof. Copies of books, records and Loan Files shall be provided by the Assuming Bank as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver.

         (c)  Not later than ten (10) days after the Put Notice pursuant to
Section 3.4 or the date of the notice of transfer of any Loan by the Assuming Bank to the Receiver pursuant to Section 3.6, the Assuming Bank shall deliver to the Receiver such documents with respect to such Loan as the Receiver may request, including without limitation the following: (i) all related Credit Documents (other than certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of the transfer and the amount of interest, fees and other charges then accrued and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Loan Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession of the Assuming Bank or any Affiliate of the Assuming Bank relating to the transferred Loan.

         9.7 INFORMATION. The Assuming Bank promptly shall provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Corporation or the Receiver may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Bank to assist in preparation of the pro forma statement pursuant to Section 8.1.

P & A 991022                          30                          Reliance Bank,
                                                                White Plains, NY

                                    ARTICLE X
                               CONDITION PRECEDENT

         The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before Bank Closing Date evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Assuming Bank, or other third party, with respect to this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Assuming Bank, and any agreements, documents, matters or proceedings contemplated hereby or thereby.


                                   ARTICLE XI
               REPRESENTATIONS AND WARRANTIES OF THE ASSUMING BANK

         The Assuming Bank represents and warrants to the Corporation and the Receiver as follows:

         (a) CORPORATE EXISTENCE AND AUTHORITY. The Assuming Bank (i) is duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (ii) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Assuming Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.

         (b) THIRD PARTY CONSENTS. No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Bank of this Agreement, other than such consents as have been duly obtained and are in full force and effect.

         (c) EXECUTION AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Assuming Bank and when this Agreement has been duly authorized, executed and delivered by the Corporation and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Bank, enforceable in accordance with its terms.

         (d)  COMPLIANCE WITH LAW.
              -------------------

              (i) Neither the Assuming Bank nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Bank or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Bank or of any of its Subsidiaries, or the ownership of the properties of the Assuming Bank or any of its Subsidiaries, which, either individually or in the aggregate with all other such

P & A 991022                          31                          Reliance Bank,
                                                                White Plains, NY
violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Bank or the ability of the Assuming Bank to perform, satisfy or observe any obligation or condition under this Agreement.

              (ii) Neither the execution and delivery nor the performance by the Assuming Bank of this Agreement will result in any violation by the Assuming Bank of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

         (e) REPRESENTATIONS REMAIN TRUE. The Assuming Bank represents and warrants that it has executed and delivered to the Corporation a Purchaser Eligibility Certification and Confidentiality Agreement and that all information provided and representations made by or on behalf of the Assuming Bank in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading.


                                   ARTICLE XII
                                 INDEMNIFICATION

         12.1 INDEMNIFICATION OF INDEMNITEES. From and after Bank Closing Date and subject to the limitations set forth in this Section and Section 12.6 and compliance by the Indemnitees with Section 12.2, the Receiver agrees to indemnify and hold harmless the Indemnitees against any and all costs, losses, liabilities, expenses (including attorneys' fees) incurred prior to the assumption of defense by the Receiver pursuant to paragraph (d) of Section 12.2, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with claims against any Indemnitee based on liabilities of the Failed Bank that are not assumed by the Assuming Bank pursuant to this Agreement or subsequent to the execution hereof by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank for which indemnification is provided hereunder in (a) of this Section 12.1, subject to certain exclusions as provided in (b) of this Section 12.1:

         (a)

              (1) claims based on the rights of any shareholder or former shareholder as such of (x) the Failed Bank, or (y) any Subsidiary or Affiliate of the Failed Bank;

              (2) claims based on the rights of any creditor as such of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank, with respect to any indebtedness or other obligation of the Failed Bank arising prior to Bank Closing Date;

              (3) claims based on the rights of any present or former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank;

P & A 991022                          32                          Reliance Bank,
                                                                White Plains, NY

              (4) claims based on any action or inaction prior to Bank Closing Date of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate;

              (5) claims based on any malfeasance, misfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business of the Failed Bank, if any;

              (6) claims based on any failure or alleged failure (not in violation of law) by the Assuming Bank to continue to perform any service or activity previously performed by the Failed Bank which the Assuming Bank is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank was a party which the Assuming Bank elected not to assume in accordance with this Agreement and which neither the Assuming Bank nor any Subsidiary or Affiliate of the Assuming Bank has assumed subsequent to the execution hereof;

              (7) claims arising from any action or inaction of any Indemnitee, including for purposes of this Section 12.1(a)(7) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct; and

              (8) claims based on the rights of any depositor of the Failed Bank whose deposit has been accorded "withheld payment" status and/or returned to the Receiver or Corporation in accordance with Section 9.5 and/or has become an "unclaimed deposit" or has been returned to the Corporation or the Receiver in accordance with Section 2.3;

         (b) provided, that, with respect to this Agreement, except for paragraphs (7) and (8) of Section 12.1(a), no indemnification will be provided under this Agreement for any:

              (1) judgment or fine against, or any amount paid in settlement (without the written approval of the Receiver) by, any Indemnitee in connection with any action that seeks damages against any Indemnitee (a "counterclaim") arising with respect to any Asset and based on any action or inaction of either the Failed Bank, its directors, officers, employees or agents as such prior to Bank Closing Date, unless any such judgment, fine or amount paid in settlement exceeds the greater of (i) the Repurchase Price of such Asset, or (ii) the monetary recovery sought on such Asset by the Assuming Bank in the cause of action from which the counterclaim arises; and in such event the Receiver will provide indemnification only in the amount of such excess; and no indemnification will be provided for any costs or expenses other than any costs or expenses (including attorneys' fees) which, in the determination of the Receiver, have been actually and reasonably incurred by such Indemnitee in connection with the defense of any such counterclaim; and it is expressly agreed that the Receiver reserves the right to intervene, in its discretion, on its behalf and/or on behalf of the Receiver, in the defense of any such counterclaim;

P & A 991022                          33                          Reliance Bank,
                                                                White Plains, NY

              (2) claims with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Bank pursuant to this Agreement or subsequent to the execution hereof by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank;

              (3) claims with respect to any liability of the Failed Bank to any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Bank pursuant to this Agreement or subsequent to the execution hereof by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank;

              (4) claims based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to Bank Closing Date;

              (5) claims based on any violation or alleged violation by any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof;

              (6) claims based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank;

              (7) claims based on the rights of any present or former shareholder as such of the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank;

              (8) claims, if the Receiver determines that the effect of providing such indemnification would be to (i) expand or alter the provisions of any warranty or disclaimer thereof provided in Section 3.3 or any other provision of this Agreement, or (ii) create any warranty not expressly provided under this Agreement;

              (9) claims which could have been enforced against any Indemnitee had the Assuming Bank not entered into this Agreement;

              (10) claims based on any liability for taxes or fees assessed with respect to the consummation of the transactions contemplated by this Agreement, including without limitation any subsequent transfer of any Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Bank;

              (11) except as expressly provided in this Article XII, claims based on any action or inaction of any Indemnitee, and nothing in this Agreement shall be construed to provide indemnification for (i) the Failed Bank, (ii) any Subsidiary or Affiliate of the Failed Bank, or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided, that the Receiver, in its discretion, may provide indemnification hereunder for any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Bank or its Subsidiaries or Affiliates;

P & A 991022                          34                          Reliance Bank,
                                                                White Plains, NY

              (12) claims or actions which constitute a breach by the Assuming Bank of the representations and warranties contained in Article XI;

              (13) claims arising out of or relating to the condition of or generated by an Asset arising from or relating to the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant, or condition of such Asset which violate any applicable Federal, State or local law or regulation concerning environmental protection; and

              (14) claims based on, related to or arising from any asset, including a loan, acquired or liability assumed by the Assuming Bank, other than pursuant to this Agreement.

         12.2 CONDITIONS PRECEDENT TO INDEMNIFICATION. It shall be a condition precedent to the obligation of the Receiver to indemnify any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person for which such Person is or may be entitled to indemnification hereunder:

         (a) give written notice to the Regional Counsel (Litigation Branch) of the Corporation in the manner and at the address provided in Section 13.7 of such claim as soon as practicable after such claim is made or threatened; provided, that notice must be given on or before the date which is six (6) years from the date of this Agreement;

         (b) provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require;

         (c) cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim;

         (d) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole discretion, to conduct the investigation, control the defense and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided, that the Receiver shall have notified the Person claiming indemnification in writing that such claim is a claim with respect to which the Person claiming indemnification is entitled to indemnification under this Article XII;

         (e) not incur any costs or expenses in connection with any response or suit with respect to such claim, unless such costs or expenses were incurred upon the written direction of the Receiver; provided, that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses unless such costs or expenses were incurred upon the written direction of the Receiver;

         (f) not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver consents in writing thereto, which consent shall not be unreasonably withheld; provided, that the Receiver shall not be obligated to reimburse the amount of any such

P & A 991022                          35                          Reliance Bank,
                                                                White Plains, NY
settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and

         (g) take reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the indemnified Person against any Primary Indemnitor.

         12.3 NO ADDITIONAL WARRANTY. Nothing in this Article XII shall be construed or deemed to (i) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectibility, genuineness, enforceability or condition of any (x) Asset, or (y) asset of the Failed Bank purchased by the Assuming Bank subsequent to the execution of this Agreement by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank, or (ii) create any warranty not expressly provided under this Agreement with respect thereto.

         12.4 INDEMNIFICATION OF RECEIVER AND CORPORATION. From and after Bank Closing Date, the Assuming Bank agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all costs, losses, liabilities, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any of the following:

         (a) claims based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Bank pursuant to this Agreement or subsequent to the execution hereof by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in paragraph (7) or (8) of Section 12.1(a); and

         (b) claims based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Bank with respect to Assets transferred to the Receiver pursuant to Section 3.4 or 3.6), other than any action or inaction of any Indemnitee as provided in paragraph (7) or (8) of Section 12.1(a).

         12.5 OBLIGATIONS SUPPLEMENTAL. The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article XII are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article XII. Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor. If the aggregate amount of payments by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indemnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify the Receiver thereof and, upon the request of the Receiver, shall promptly pay to the Receiver, or the Corporation as appropriate, the amount of the Receiver's (or Corporation's) payments to the extent of such excess.

         12.6 CRIMINAL CLAIMS. Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this
Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or

P & A 991022                          36                          Reliance Bank,
                                                                White Plains, NY
investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (i) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (ii) such action, suit or proceeding is terminated without the imposition of liability on such Person.

         12.7 LIMITED GUARANTY OF THE CORPORATION. The Corporation hereby guarantees performance of the Receiver's obligation to indemnify the Assuming Bank as set forth in this Article XII. It is a condition to the Corporation's obligation hereunder that the Assuming Bank shall comply in all respects with the applicable provisions of this Article XII. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay. Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity.

         12.8 SUBROGATION. Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto in relation to the subject matter herein and supersedes all prior understandings or agreements, oral or written, between the parties.

         13.2 HEADINGS. The headings and subheadings of the Table of Contents, Articles and Sections contained in this Agreement, except the terms identified for definition in Article I and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         13.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the duly authorized representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         13.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH

P & A 991022                          37                          Reliance Bank,
                                                                White Plains, NY

THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED.

          13.5 SUCCESSORS. All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Bank. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver, the Corporation and the Assuming Bank any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Bank and for the benefit of no other Person.

         13.6 MODIFICATION; ASSIGNMENT. No amendment or other modification, rescission, release, or assignment of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties hereto.

         13.7 NOTICE. Any notice, request, demand, consent, approval or other communication to any party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid, courier service, telex or facsimile transmission to such party (with copies as indicated below) at its address set forth below or at such other address as it shall hereafter furnish in writing to the other parties. All such notices and other communications shall be deemed given on the date received by the addressee.

ASSUMING BANK
-------------

Union State Bank,
100 Dutch Hill Road
Orangeburg, New York 10962

Attention:  Steven T. Sabatini
            Senior Executive Vice President

with a copy to: Harry G Murphy, SVP

Telephone: 845-365-4615 & 845-365-4600
Fax: 845-365-4695

RECEIVER AND CORPORATION
------------------------

Federal Deposit Insurance Corporation,
Receiver of Reliance Bank, White Plains, New York
1910 Pacific Avenue
Dallas, Texas 75201

Attention: Deputy Director (DRR-Field Operations Branch)

P & A 991022                          38                          Reliance Bank,
                                                                White Plains, NY
with copy to: Regional Counsel (Litigation Branch)

AND WITH RESPECT TO NOTICES UNDER ARTICLE XII:

Federal Deposit Insurance Corporation
Receiver of Reliance Bank, White Plains, New York
1910 Pacific Avenue
Dallas, Texas 75201

Attention: Regional Counsel (Litigation Branch)

          13.8 MANNER OF PAYMENT. All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other parties; provided, that in the event the Receiver or the Corporation is obligated to make any payment hereunder in the amount of $25,000.00 or less, such payment may be made by check.

          13.9 COSTS, FEES AND EXPENSES. Except as otherwise specifically provided herein, each party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel; provided, !hm the Assuming Bank shall pay all fees, costs and expenses (other than attorneys' fees incurred by the Receiver) incurred in connection with the transfer to it of any Assets or Liabilities Assumed hereunder or in accordance herewith.

          13.10 WAIVER. Each of the Receiver, the Corporation and the Assuming Bank may waive its respective rights, powers or privileges under this Agreement; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of the Receiver, the Corporation or the Assuming Bank to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation, or the Assuming Bank under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

          13.11 SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

          13.12 TERM OF AGREEMENT. This Agreement shall continue in full force and effect until the sixth (6th) anniversary of Bank Closing Date; provided, that the provisions of Section 6.3 and 6.4 shall survive the expiration of the term of this Agreement. Provided, however, the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement; in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7 shall be in effect for the remainder of the term. Expiration of the

P & A 991022                          39                          Reliance Bank,
                                                                White Plains, NY
term of this Agreement shall not affect any claim or liability of any party with respect to any (i) amount which is owing at the time of such expiration, regardless of when such amount becomes payable, and (ii) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered.

          13.13 SURVIVAL OF COVENANTS, ETC. The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder.




                            [SIGNATURE PAGE FOLLOWS]





























P & A 991022                          40                          Reliance Bank,
                                                                White Plains, NY

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                  FEDERAL DEPOSIT INSURANCE CORPORATION,
                                  RECEIVER OF RELIANCE BANK
                                  WHITE PLAINS, NY

                                  BY: /s/ Curtis Sprague
                                      ------------------------------------------
                                          Curtis Sprague
                                  TITLE: Receiver In Charge & Attorney In Fact

Attest:

/s/ Alfred Celeman
------------------

                                  FEDERAL DEPOSIT INSURANCE CORPORATION

                                  BY: /s/ Thomas J. Hamberger
                                      ------------------------------------------
                                          Thomas J. Hamberger
                                  TITLE: Supervisory Resolutions & Receiverships Specialist & Attorney In Fact

Attest:

/s/ Alfred Celeman
------------------

                                  UNION STATE BANK
                                  NANUET, NEW YORK

                                  BY: /s/ Steven T. Sabatim
                                      ------------------------------------------
                                  PRINTED NAME: Steven T. Sabatim
                                  TITLE: Sr. Exec. V.P. & CFO

Attest:

/s/ Elizabeth A. Veur
---------------------

P & A 991022                          41                          Reliance Bank,
                                                                White Plains, NY

                        SCHEDULE 2.1 - CERTAIN LIABILITIES ASSUMED


































P & A 991022                          42                          Reliance Bank,
                                                                White Plains, NY

                         SCHEDULE 3.1 - CERTAIN ASSETS PURCHASED










































P & A 991022                          43                          Reliance Bank,
                                                                White Plains, NY

   SCHEDULE 3.1(e) - LOANS SECURED, IN WHOLE OR IN PART, BY ASSUMED DEPOSITS OR
                     DEPOSITS AT OTHER DEPOSITORY INSTITUTIONS

                                SEE ATTACHED LIST

THE LIST(S), IF ANY, ATTACHED TO THIS SCHEDULE (OR SUBSCHEDULE(S)) AND THE INFORMATION THEREIN, IS AS OF THE INFORMATION PACKAGE DATE. IT WILL BE ADJUSTED TO REFLECT THE COMPOSITION AND BOOK VALUE OF THE LOANS AS OF THE DATE OF BANK CLOSING DATE. THE LIST(S), IF ANY , MAY BE REPLACED WITH A MORE ACCURATE LIST POST CLOSING. THE POST CLOSING LIST(S) MAY REFLECT ALL, SOME, OR NONE OF THE LOANS THAT MEET THE CRITERIA OF DEPOSIT SECURED LOANS AND MAY CONTAIN LOANS NOT PREVIOUSLY LISTED FOR THIS SCHEDULE.

































P & A 991022                          44                          Reliance Bank,
                                                                White Plains, NY

                          SCHEDULE 3.1(i) - ACQUIRED SUBSIDIARIES

                                      NONE






































P & A 991022                          45                          Reliance Bank,
                                                                White Plains, NY

                    SCHEDULE 3.2 - PURCHASE PRICE OF ASSETS OR ASSETS




(a)  cash and receivables from depository           Book Value
     institutions, including cash
     items in the process of collection,
     plus interest thereon:

(b)  securities (exclusive of the capital stock     As provided in
     of Acquired Subsidiaries), plus interest       Section 3.2(b)
     thereon:

(c)  federal funds sold and repurchase              Book Value
     agreements, if any, including
     interest thereon:

(d)  Omitted: Book Value

(e)  Loans purchased pursuant to Section 3.1(e):    Book Value

(f)  credit card business, if any, including all    Book Value
     outstanding extensions of credit:

     Safe Deposit Boxes and related business,       Fair Market Value
     safekeeping business and trust business, if any:

     Records and other documents:                   Book Value

(i)  capital stock of any Acquired Subsidiaries:    Fair Market Value

(j)  amounts owed to the Failed Bank by any         Fair Market Value
     Acquired Subsidiary:

     assets securing Deposits of public money,      Fair Market Value
     to the extent not otherwise purchased
     hereunder:

(1)  Overdrafts of customers:                       Book Value

     ASSETS SUBJECT TO AN OPTION TO PURCHASE:

(a)  Bank Premises:                                 Fair Market Value

P & A 991022                          46                          Reliance Bank,
                                                                White Plains, NY

(b)  Furniture and Equipment:                       $11,760.00

(c)  Fixtures:                                      $0, if purchased with
                                                    Furniture and Equipment and
                                                    Bank Premises option
                                                    exercised; otherwise, Fair
                                                    Market Value

(d)  Other Equipment:                               Fair Market Value






























P & A 991022                          47                          Reliance Bank,
                                                                White Plains, NY

                        SCHEDULE 3.5(k) - SECURITIES NOT PURCHASED

                               AS SPECIFIED IN SECTION 3.5












































P & A 991022                          48                          Reliance Bank,
                                                                White Plains, NY

                                  EXHIBIT 4.13
                       INTERIM ASSET SERVICING ARRANGEMENT

         (a) With respect to each asset (or liability) designated from time to time by the Receiver to be serviced by the Assuming Bank pursuant to this Arrangement (such being designated as "Pool Assets"), during the term of this Arrangement, the Assuming Bank shall:

              (i) Promptly apply payments received with respect to any Pool Assets;

              (ii) Reverse and return insufficient funds checks;

              (iii) Pay (A) participation payments to participants in Loans, as and when received; and (B) tax and insurance bills on Pool Assets as they come due, out of escrow funds maintained for purposes;

              (iv) Maintain accurate records reflecting (A) the payment history of Pool Assets, with updated information received concerning changes in the address or identity of the obligors and (B) usage of data processing equipment and employee services with respect to servicing duties;

              (v) Send billing statements to obligors on Pool Assets to the extent that such statements were sent by the Failed Bank;

              (vi) Send notices to obligors who are in default on Loans (in the same manner as the Failed Bank);

              (vii) Send to the Receiver, Attn: Managing Liquidator, at the address provided in Section 13.7 of the Agreement, via overnight delivery: (A) on a weekly basis, weekly reports for the Pool Assets, including, without limitation, reports reflecting collections and the trial balances, transaction journals and loan histories for Pool Assets having activity, together with copies of (1) checks received, (2) insufficient funds checks returned, (3) checks for payment to participants or for taxes and insurance, (4) pay-off requests, (5) notices to defaulted obligors, and (6) data processing and employee logs and (B) any other reports, copies or information as may be periodically or from time to time requested;

              (viii) Remit on a weekly basis to the Receiver, Attn: Division of Finance, Cashier Unit, Operations, at the address in (vii), via wire transfer to the account designated by the Receiver, all payments received on Pool Assets managed by the Assuming Bank or at such time and place and in such manner as may be directed by the Receiver;

              (ix) prepare and timely file all information reports with appropriate tax authorities, and, if required by the Receiver, prepare and file tax returns and pay taxes due on or before the due date, relating to the Pool Assets; and

              (x) provide and furnish such other services, operations or functions as may be required with regard to Pool Assets, including, without limitation, as may be required with regard

P & A 991022                          49                          Reliance Bank,
                                                                White Plains, NY
to any business, enterprise or agreement which is a Pool Asset, all as may be required by the Receiver.

Notwithstanding anything to the contrary in this Section, the Assuming Bank shall not be required to initiate litigation or other collection proceedings against any obligor or any collateral with respect to any defaulted Loan. The Assuming Bank shall promptly notify the Receiver, at the address provided above in subparagraph (a)(vii), of any claims or legal actions regarding any Pool Asset.

         (b) The Receiver agrees to reimburse the Assuming Bank for actual, reasonable and necessary expenses incurred in connection with the performance of duties pursuant to this Arrangement, including expenses of photocopying, postage and express mail, and data processing and employee services (based upon the number of hours spent performing servicing duties).

         (c) The Assuming Bank shall provide the services described herein for an initial period of ninety (90) days after Bank Closing Date. At the option of the Receiver, exercisable by notice given not later than ten (10) days prior to the end of such initial period or a renewal period, the Assuming Bank shall continue to provide such services for such renewal period(s) as designated by the Receiver, up to the Settlement Date.

         (d) At any time during the term of this Arrangement, the Receiver may, upon written notice to the Assuming Bank, remove one or more Pool Assets from the Pool, at which time the Assuming Bank's responsibility with respect thereto shall terminate.

         (e) At the expiration of this Agreement or upon the termination of the Assuming Bank's responsibility with respect to any Pool Asset pursuant to paragraph (d) hereof, the Assuming Bank shall:

              (i) deliver to the Receiver (or its designee) all of the Credit Documents and Pool Records relating to the Pool Assets; and

              (ii) cooperate with the Receiver to facilitate the orderly transition of managing the Pool Assets to the Receiver (or its designee).

         (f) At the request of the Receiver, the Assuming Bank shall perform such transitional services with regard to the Pool Assets as the Receiver may request. Transitional services may include, without limitation, assisting in any due diligence process deemed necessary by the Receiver and providing to the Receiver or its designee(s) (x) information and data regarding the Pool Assets, including, without limitation, system reports and data downloads sufficient to transfer the Pool Assets to another system or systems, and (y) access to employees of the Assuming Bank involved in the management of, or otherwise familiar with, the Pool Assets.

P & A 991022                          50                          Reliance Bank,
                                                                White Plains, NY